Exhibit 10.35

EXECUTION VERSION

SIXTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT AND CONSENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND CONSENT (this “Amendment”) is entered into as of January 25, 2018, by and between ACCELERIZE INC., a Delaware corporation (“Borrower”) and SAAS CAPITAL FUNDING II, LLC, a Delaware limited liability company (“Lender”).

RECITALS

A.     Lender and Borrower have entered into that certain Loan and Security Agreement dated as of May 5, 2016, as amended by that certain First Amendment to Loan and Security Agreement, dated as of November 29, 2016, as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of May 5, 2017, as further amended by that certain Third Amendment to Loan and Security Agreement, dated as of June 16, 2017, as further amended by that certain Fourth Amendment to Loan and Security Agreement, dated as of August 14, 2017, and as further amended by that certain Fifth Amendment to Loan and Security Agreement, Limited Waiver and Consent, dated as of November 8, 2017 (and as it may be further amended, modified, supplemented or restated from time to time prior to the date hereof, the “Loan Agreement”).

B.     Lender has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.     Borrower has requested that Lender agree to (i) amend certain provisions of the Loan Agreement and add certain provisions thereto, and (ii) consent to (A) the Subordinated Debt Refinancing (as hereinafter defined), and (B) the issuance by Borrower of additional Subordinated Debt.

D.     Lender has agreed to (i) amend certain provisions of the Loan Agreement and add certain provisions thereto, and (ii) consent to (A) the Subordinated Debt Refinancing, and (B) the issuance by Borrower of additional Subordinated Debt, but, in each case, only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to such terms in the Loan Agreement.

2.       Amendments to Loan Agreement.

2.1     The General Summary of Terms on the cover page of the Loan Agreement shall be amended by deleting the amount listed next to “Facility Amount:” and replacing it with the following:

up to $7,500,000.00

2.2     The Loan Agreement shall be amended by deleting Section 7.8 (Subordinated Debt) in its entirety and replacing it with the following:

7.8 Subordinated Debt. Without Lender’s prior written consent, (a) make or permit any payment on any Subordinated Debt, if any, except in accordance with the terms of any Subordination Agreement relating to such Subordinated Debt, or (b) amend, restate, supplement or otherwise modify any of the Subordinated Debt Documents to the extent that such amendment, restatement, supplement or modification is not permitted under the applicable Subordination Agreement.

2.3     Schedule 1 of the Loan Agreement shall be amended by deleting the definition of “Facility Amount”, “Subordinated Debt” and “Termination Date” contained therein and replacing it with, respectively, the following:

“Facility Amount” is Seven Million Five Hundred Thousand Dollars ($7,500,000.00).

“Subordinated Debt” is the Permitted Beedie Debt, and any other debt that is subordinated to Borrower’s debt to Lender pursuant to a Subordination Agreement entered into among Lender, Borrower and each subordinated creditor, such debt and Subordination Agreement to be on terms acceptable to Lender, which acceptance shall be evidenced by Lender’s execution and delivery of the applicable Subordination Agreement.

“Termination Date” means the earliest of (a) October 25, 2020, (a) the date that is thirty-six (36) months from the date of any final Advance permitted hereunder and (b) the date all Obligations become due and payable pursuant to Section 9.1(a) of this Agreement or otherwise.

2.4     Section 2 of the Loan Agreement shall be amended to add the following new Section 2.5 as follows:

2.5 Low Margin Rate. If, as of the last of any calendar month occurring during the periods set forth below, gross margins calculated on a consolidated basis for Borrower and its Subsidiaries for the six consecutive month period ending on such day, fall within the ranges set forth below for such periods, all outstanding Obligations shall immediately, without any further action by Lender, accrue interest at an additional rate equal to the Low Margin Rate applicable to such Obligation during the following calendar month (except to the extent that the Default Rate is in effect):

(a)     more than $5,850,000 but less than $6,500,000 from the Sixth Amendment Effective Date through June 30, 2018;

(b)     more than $6,300,000 but less than $7,000,000 from July 1, 2018 through December 31, 2018;

(c)     more than $6,750,000 but less than $7,500,000 from January 1, 2019 through December 31, 2019; and

(d)     more than $7,650,000 but less than $8,500,000 from and after January 1, 2020.

2.5     Schedule 1 to the Loan Agreement shall be amended by adding the following definitions for “Beedie”, “Beedie Credit Agreement”, “Beedie Subordinated Debt Documents”, “Beedie Subordination Agreement”, “Low Margin Rate”, “Permitted Beedie Debt”, “Sixth Amendment”, “Sixth Amendment Effective Date”, “Subordinated Debt Documents” and “Total Debt” in their appropriate alphabetical places:

“Beedie” means Beedie Investments Limited, a British Columbia corporation.

“Beedie Credit Agreement” means that certain Credit Agreement, dated on or about January 25, 2018, by and between Beedie and Borrower.

“Beedie Subordinated Debt Documents” means the Beedie Credit Agreement and any other provision, document, instrument or agreement evidencing any of the Permitted Beedie Debt, as any or all of the foregoing documents, instruments, and agreements may from time to time be amended, restated, supplemented or otherwise modified to the extent permitted under the Beedie Subordination Agreement.

“Beedie Subordination Agreement” means the Subordination Agreement dated as of the Sixth Amendment Effective Date among Borrower, Beedie and Lender, as the same may from time to time be amended, restated, supplemented or otherwise modified to the extent permitted thereunder.

“Low Margin Rate” is a rate equal to two percent (2%) per annum in excess of the rate for the Initial Advance or any subsequent Advance, as applicable; provided, however, that in no event shall any rate set forth in this Agreement or any other Loan Document be in excess of the amount permitted to be charged by law.

“Permitted Beedie Debt” means all present and future indebtedness, liabilities and obligations of the Borrower under the Beedie Credit Agreement limited to the principal amount outstanding thereunder up to a maximum principal amount of Seven Million Dollars ($7,000,000), together with all interest, fees, costs and expenses and other amounts payable under the Beedie Subordinated Debt Documents relating thereto.

“Sixth Amendment” means that certain Sixth Amendment to Loan and Security Agreement and Consent, between Borrower and Lender, dated as of January 25, 2018.

“Sixth Amendment Effective Date” means the date that all of the conditions to the effectiveness of the Sixth Amendment have been either satisfied by Borrower or waived in writing by Lender.

“Subordinated Debt Documents” means the Beedie Subordinated Debt Documents and each other subordinated promissory note or agreement issued by Borrower to a subordinated creditor to the extent permitted hereunder, and each other promissory note, instrument and agreement executed in connection with Subordinated Debt.

“Total Debt” means all indebtedness, liabilities and obligations of Borrower and its Subsidiaries, including without limitation Permitted Debt.

2.6     Schedule 6.17 of the Loan Agreement is hereby amended to delete paragraph (i) (“Minimum Adjusted EBITDA”) in its entirety and replace it with the following:

(i)     Minimum Adjusted EBITDA. Borrower shall not suffer or permit its average Adjusted EBITDA per month for any three (3) consecutive calendar months, with each such month’s Adjusted EBITDA to be calculated as of the last day of such month, to exceed the amounts set forth below for such periods (numbers in parentheses are negative):

Period	Minimum Adjusted EBITDA
November 1, 2017 to December 31, 2017	($150,000)
January 1, 2018 through June 30, 2018	($175,000)
July 1, 2018 through December 31, 2018	($100,000)
January 1, 2019 and at all times thereafter	$0

For purposes of determining Minimum Adjusted EBITDA for the period from January 1, 2018 through June 30, 2018, one-time legal, consulting, and out of pocket expenses relating to this Amendment, the Beedie Subordinated Debt Documents, and the consummation of the Permitted Beedie Debt will be excluded from the calculation of Adjusted EBITDA.

2.7     Schedule 6.17 of the Loan Agreement is hereby amended to add new paragraphs (iv) and (v) as follows:

(iv)     Total Debt to MRR. Borrower shall not suffer or permit the ratio of Total Debt to MRR calculated on a consolidated basis for Borrower and its Subsidiaries as of the last day of any calendar month occurring during the periods set forth below, to exceed the ratios set forth below for such periods:

(A)     6.50:1.00 from the Sixth Amendment Effective Date through June 30, 2018; and

(B)     6.00:1.00 from and after July 1, 2018.

(v)     Minimum Gross Margins. Borrower shall not, as of the last day of any calendar month occurring in the periods set forth below, suffer or permit its minimum gross margins, calculated on a consolidated basis for Borrower and its Subsidiaries for the six consecutive month period ending on such day, to be less than or equal to the amounts set forth below for the periods set forth below:

(A)     $5,850,000 from the Sixth Amendment Effective Date through June 30, 2018;

(B)     $6,300,000 from July 1, 2018 through December 31, 2018;

(C)     $6,750,000 from January 1, 2019 through December 31, 2019; and

(D)     $7,650,000 from and after January 1, 2020.

3.       Consent.

3.1     Subordinated Debt Repayment. Borrower has notified Lender that, onthe Sixth Amendment Effective Date, Borrower plans to repay (a) all outstanding Subordinated Debt owing to Agility Capital II, LLC (the “Agility Capital Debt”), and (b) the Shareholder Debt, in each case, solely with the proceeds of the Permitted Beedie Debt (collectively, the “Subordinated Debt Repayment”). The Loan Agreement and each applicable Subordination Agreement prohibit, among other things, the Subordinated Debt Repayment without the prior written consent of Lender. Borrower is requesting the consent of Lender to the Subordinated Debt Repayment.

3.2     Consent to Subordinated Debt Repayment. Lender hereby consents to the Subordinated Debt Repayment, and this Amendment shall serve as evidence of Lender’s consent to the Subordinated Debt Repayment, on the conditions that (a) after giving effect to the terms of this Amendment, no Event of Default shall exist under the Loan Agreement or any other Loan Document, and (b) the conditions to the effectiveness of this Amendment have been either satisfied by Borrower or waived in writing by Lender. Except as otherwise expressly specified in this Amendment, the Loan Agreement shall remain in full force and effect and shall be unaffected hereby. The consent granted herein (i) is not intended to, nor shall it, establish any course of dealing between Borrower and Lender that is inconsistent with the express terms of the Loan Agreement, and (ii) shall not operate as a waiver or amendment of any other right, power or remedy of Lender under the Loan Agreement, or constitute a continuing consent of any kind. The consent requested by Borrower and granted by Lender hereunder relates solely to the items set forth in this Section 3. No further consent has been requested or granted.

4.       References to SaaS Capital Funding, LLC. As of the Sixth Amendment Effective Date, any reference in any Loan Document to “SaaS Capital Funding, LLC” is hereby replaced with a reference to “SaaS Capital Funding II, LLC”

5.       Limitations.

5.1     The amendments set forth in Section 2 above are effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document other than as expressly set forth in Section 3.2 herein, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document.

5.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.       Representations and Warranties. To induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender as follows:

6.1     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents, are true, accurate and complete as of the Sixth Amendment Effective Date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

6.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under this Amendment and the Loan Agreement, as amended by this Amendment;

6.3     The organizational documents of Borrower delivered to Lender on or about May 5, 2016, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under this Amendment and the Loan Agreement, as amended by this Amendment, have been duly authorized;

6.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under this Amendment and the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under this Amendment and the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

6.7     This Amendment has been duly executed and delivered by Borrower and each of this Amendment and the Loan Agreement as amended by this Amendment, is the binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

6.8     Borrower has not assigned the Loan Agreement or any of its rights or obligations (including, without limitation, the Obligations) thereunder.

7.       Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment for all purposes.

8.       Expenses. Without limitation of the terms of the Loan Documents, and as a condition to the effectiveness of this Amendment, Borrower shall reimburse Lender for all its costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with this Amendment or that are otherwise outstanding. Lender, at its discretion, is authorized (x) to charge said fees, costs and expenses to Borrower’s loan account or any of Borrower’s deposit accounts or (y) to directly invoice Borrower for such fees, costs and expenses.

9.       No Third Party Beneficiaries. This Amendment does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Amendment.

10.      Loan Documents; Indemnity. For purposes of clarity and not by way of limitation, Borrower and Lender acknowledge and agree that this Amendment is one of the Loan Documents and that the indemnification provided pursuant to Section 12.2 of the Loan Agreement applies hereto.

11.      Effectiveness. This Amendment shall be deemed effective and the consent set forth herein is conditioned upon (a) the due execution and delivery of this Amendment by each party hereto, (b) the due execution and delivery by Borrower of the Warrant, in the form attached hereto as Exhibit A, evidencing the right of SaaS Capital Partners II, LP to purchase up to 200,000 shares of Borrower’s common stock at a price of $0.35 per share, (c) the delivery to Lender of an Amended and Restated Subordination Agreement, in form and substance satisfactory to Lender, duly executed by Borrower, Jeff McCollum, Lender and Beedie, (d) the delivery to Lender of the Beedie Subordination Agreement, in form and substance satisfactory to Lender, duly executed by Borrower, Lender and Beedie, (e) the delivery to Lender of true, accurate and complete copies of the Beedie Subordinated Debt Documents, as in effect as of the Sixth Amendment Effective Date, in form and substance reasonably satisfactory to Lender, duly executed by the parties thereto, (f) the receipt by Borrower of the net proceeds of the Permitted Beedie Debt from Beedie and the consummation of the Subordinated Debt Repayment substantially contemporaneously therewith, and (g) the payment by Borrower of the fees and expenses set forth in Section 8 above.

[Signatures on next page]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDER	BORROWER

SAAS CAPITAL FUNDING II, LLC	ACCELERIZE INC.

By:/s/ Todd Gardner	By:/s/ Anthony Mazzarella
Name: Todd Gardner	Name: Anthony Mazzarella
Title: President	Title: Chief Executive Officer